ONLINE CONSORTIUM CORP.

Suite 2250 – 1055 West Georgia Street

P.O. Box 11133, Vancouver, B.C. V6E 3P3

Tel: (604) 689-4200 Fax: (604) 688-2205

NEWS RELEASE

Notice of Name and Symbol Change

July 11, 2003 Trading Symbol: TSX-V ONN

NASDAQ ONNCF

Vancouver, British Columbia, Canada - Online Consortium Corp. ("Online or the "Company") announces that it has received regulatory approval to change its name to Equicap Financial Corp.

Pursuant to a special resolution passed by shareholders at the Company’s Annual General Meeting held on December 10, 2002, the Company has changed its name from Online Consortium Corp. to Equicap Financial Corp. There is no consolidation of capital.

Effective at the opening July 11, 2003 the common shares of Equicap Financial Corp will commence trading on the TSX Venture Exchange under the new trading symbol of "EQF". The common shares of Online Consortium Corp. will be delisted. Also effective July 11, 2003, Equicap Financial Corp. shares will be quoted to trade on the Bulletin Board of the NASDAQ under the symbol "EQFCF". The Transfer Agent is Computershare Trust Company of Canada and the new CUSIP No. is 29441N 10 5.

ONLINE CONSORTIUM CORP.

PER:

"Shirley Kancs"

Shirley Kancs

Secretary

For Further Information Contact:

D. Grant Macdonald

President

Online Consortium Corp.

(604) 689-4200

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.